EXHIBIT 99.1

Golden West Posts Record Earnings and Loan Originations in 2004; Total Assets Exceed $100 Billion

    OAKLAND, Calif.--(BUSINESS WIRE)--Jan. 20, 2005--Golden West Financial Corporation (NYSE:GDW), parent of World Savings Bank, announced record diluted earnings per share of $4.13 for 2004, up 16% from the previous all-time high of $3.57 reported in 2003. Per share profits in the fourth quarter of 2004 reached $1.09, a 16% increase from the $0.94 registered one year earlier.
    The Company also reached a milestone in terms of size in 2004. Total assets exceeded $100 billion for the first time, ranking Golden West 15th among bank and thrift holding companies based on asset size.
    The Company's lending operation provided another 2004 highlight, producing record loan originations of $49.0 billion, a 36% increase from the $36.0 billion reported in 2003. For the fourth quarter of 2004, new loans totaled $13.1 billion, up 20% from the $10.9 billion booked during the same period one year earlier.
    In discussing the year's accomplishments, Marion Sandler, Chairman of the Board and Chief Executive Officer of Golden West, first touched on the Company's earnings growth. She remarked, "An important contributor to our record earnings this past year was our ability to expand the mortgage portfolio, which is our primary earning asset. Our loan balances grew 31% in 2004. Clearly, having more loans on the books increases our capacity to generate income."
    Reflecting on the Company's rapid loan growth, Sandler stated, "This past year customers were particularly attracted to the affordable payments and flexible terms offered by our primary product, the adjustable rate mortgage, or ARM. In addition, we continued to provide excellent customer service, facilitating the rapid processing of mortgage applications. Our lending team took advantage of these factors and produced a record volume of new loans." Sandler added, "The substantial increase in our mortgage originations this year is noteworthy, because it contrasts with overall nationwide lending, which based on industry estimates, is projected to be down 25% from the record setting levels experienced in 2003."
    Continuing her comments on the Company's lending results, Sandler said, "In 2004, 99% of Golden West's new originations were adjustable rate loans, up from 94% one year earlier. This is significant, because ARMs are responsive to changes in interest rates, which helps mitigate the Company's earnings sensitivity when interest rates rise."
    Returning to her discussion of the factors influencing profits, Sandler pointed out, "Some of the benefit we enjoyed from the increased size of our loan portfolio was offset by a decline in our primary spread, which is the difference between what we earn on our loans and investments and what we pay for savings and borrowings." She continued, "Short-term interest rates more than doubled this past year. As a result, our spread decreased somewhat because our liabilities, which are made up of deposits and borrowings, tend to respond to interest rate movements a bit faster than our adjustable rate portfolio." In 2004, Golden West's spread averaged 2.76%, down from 2.94% one year earlier.
    Covering a final earnings related topic, Sandler commented on the Company's general and administrative expenses (G&A). She noted, "Total G&A was 17% higher than in 2003. As you would expect, a large portion of this spending increase supported our record loan volume." She added, "Despite the rise in expenses, our G&A ratio improved significantly from last year because of the Company's strong asset growth." Golden West's ratio of G&A to average assets was .90% in 2004, compared to .98% one year earlier.
    Switching to the topic of loan quality, Sandler explained, "In 2004, Golden West's loan portfolio continued to exhibit the positive effects of our focus on producing high-quality assets in order to manage credit risk. A key indicator of our performance is the ratio of net chargeoffs to average loans outstanding. This measure relates losses on foreclosed properties to the size of the loan portfolio. Aided by a strong real estate market, the Company's chargeoff ratio amounted to zero basis points for the seventh consecutive year." Continuing, Sandler added, "Our success can also be judged by our nonperforming asset level." At December 31, 2004, Golden West's ratio of nonperforming assets and troubled debt restructured to total assets was just .33%, compared to an already low .51% at yearend 2003.
    In other 2004 news, Golden West reported retail savings growth of $6.2 billion, a 10% increase from the $5.7 billion experienced in 2003. For the fourth quarter of 2004, deposit inflows were $1.3 billion, compared with $582 million in the same period one year earlier. Sandler commented, "This past year customers responded enthusiastically to our promoted products and rates, as they continued to search for predictable, secure investments. As a result, we were able to grow deposits significantly. In fact, in 2004 we had the second largest increase in savings balances in the Company's history, just below our all-time high of $6.6 billion set in 2002."
    The Company also reported that World Savings Bank, Golden West's primary operating subsidiary, brought to market $1.3 billion of long-term senior debt in the fourth quarter, bringing the total for the year to $4.3 billion. Sandler observed, "These borrowings provided an additional source of funds to support the rapid growth of our loan portfolio."
    Finally, in October Golden West's Board of Directors voted to increase the Company's annual cash dividend rate by 20%, and announced a two-for-one split of the Company's stock. Commenting on the split, Sandler said, "We took this action to encourage the wider distribution and marketability of the stock." At December 31, 2004, Golden West had approximately 307 million shares outstanding.
    Headquartered in Oakland, California, Golden West is one of the nation's largest financial institutions with assets over $105 billion as of December 31, 2004. The Company has one of the most extensive thrift branch systems in the country, with 276 savings branches in 10 states and lending operations in 38 states. Golden West's stock is listed on the New York Stock and Pacific Exchanges under the ticker symbol GDW. Options on the Company's stock are traded on the Chicago Board Options Exchange and the Pacific Exchange.
    Golden West investor information is available at www.gdw.com. Information about the Company's home loans and savings and checking accounts can be found at www.worldsavings.com and about its proprietary no-load mutual funds and annuities at www.atlasfunds.com.

    Information in this Press Release may contain various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections, statements of the plans and objectives of management for future operations, statements of future economic performance, assumptions underlying these statements and other statements that are not statements of historical facts. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are beyond Golden West's control. Should one or more of these risks, uncertainties or contingencies materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated. Among the key risk factors that may have a direct bearing on Golden West's results of operations and financial condition are competitive practices in the financial services industries; operational and systems risks; general economic and capital market conditions, including fluctuations in interest rates; economic conditions in certain geographic areas; and the impact of current and future laws, governmental regulations, and accounting and other rulings and guidelines affecting the financial services industry in general and Golden West's operations in particular. In addition, actual results may differ materially from the results discussed in any forward-looking statements.



          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF NET EARNINGS
                       AND OTHER FINANCIAL DATA
                              (Unaudited)
            (Dollars in thousands except per share figures)



                      Three Months Ended            Year Ended
                          December 31               December 31
                   ------------------------- -------------------------
                      2004         2003         2004         2003
                   ------------ ------------ ------------ ------------
Interest Income
  Interest on loans $1,141,137     $827,400   $3,976,619   $3,178,087
  Interest on
   mortgage-backed
   securities           27,142       54,612      131,720      261,712
  Interest and
   dividends on
   investments          20,158       20,689       70,517       88,545
                   ------------ ------------ ------------ ------------
                     1,188,437      902,701    4,178,856    3,528,344
Interest Expense
  Interest on
   deposits            265,470      219,104      944,493      938,123
  Interest on
   advances            168,988       66,956      448,535      269,793
  Interest on
   repurchase
   agreements           20,182        5,888       49,589        9,048
  Interest on other
   borrowings           42,261       26,061      117,634      102,996
                   ------------ ------------ ------------ ------------
                       496,901      318,009    1,560,251    1,319,960
                   ------------ ------------ ------------ ------------
Net Interest Income    691,536      584,692    2,618,605    2,208,384
Provision for loan
 losses                  2,571        1,802        3,401       11,864
                   ------------ ------------ ------------ ------------
Net Interest Income
 after Provision
 for Loan Losses       688,965      582,890    2,615,204    2,196,520
Noninterest Income
  Fees                  59,975       41,183      210,576      163,306
  Gain on the sale
   of securities,
   MBS and loans         2,062        9,787       13,216       72,274
  Change in fair
   value of
   derivatives               0        2,251        1,141       10,890
  Other                 19,327       19,377       68,990       66,860
                   ------------ ------------ ------------ ------------
                        81,364       72,598      293,923      313,330
Noninterest Expense
  General and
   administrative:
    Personnel          143,321      122,293      547,432      453,476
    Occupancy           23,339       19,886       86,117       76,649
    Technology
     and
     tele-
     communications     20,383       19,142       79,453       78,701
    Deposit
     insurance           1,765        1,678        7,068        6,683
    Advertising          8,285        5,985       26,743       22,516
    Other               25,526       23,588       93,313       82,490
                   ------------ ------------ ------------ ------------
                       222,619      192,572      840,126      720,515

Earnings before
 Taxes on Income       547,710      462,916    2,069,001    1,789,335
Taxes on Income        209,209      172,261      789,280      683,236
                   ------------ ------------ ------------ ------------
Net Earnings          $338,501     $290,655   $1,279,721   $1,106,099
                   ============ ============ ============ ============


Basic Earnings Per
 Share                   $1.11        $0.96        $4.19        $3.63
                   ============ ============ ============ ============
Diluted Earnings
 Per Share               $1.09        $0.94        $4.13        $3.57
                   ============ ============ ============ ============

Average common
 shares
 outstanding       306,312,759  304,003,156  305,470,587  305,047,184
Average diluted
 common shares
 outstanding       311,179,468  309,661,218  310,119,746  309,974,406

Ratios: (a)
  Net earnings /
   average
   stockholders'
   equity                19.14%       20.09%       19.45%       20.33%
  Net earnings /
   average assets         1.31%        1.47%        1.37%        1.50%
  Net interest
   margin (b)             2.70%        3.01%        2.83%        3.05%
  General and
   administrative
   expense /
   average assets          .86%         .97%         .90%         .98%
  Efficiency ratio(c)    28.80%       29.30%       28.85%       28.57%


(a) Ratios are annualized by multiplying the quarterly computation by four. Averages are computed by adding the beginning balances and each monthend balance during the quarter and the year and dividing by four and thirteen, respectively.
(b) Net interest margin is net interest income divided by average earning assets.
(c) Efficiency ratio is general and administrative expense divided by the sum of net interest income and noninterest income.



          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                       AND OTHER FINANCIAL DATA
                              (Unaudited)
            (Dollars in thousands except per share figures)



                                Dec. 31        Sep. 30      Jun. 30
                                 2004           2004         2004
                            --------------- ------------- ------------
ASSETS
  Cash                            $292,421      $283,776     $296,330
  Securities available for
   sale at fair value            1,374,385       919,647    1,539,885

  Purchased mortgage-backed
   securities available for
   sale at fair value               14,438        15,915       18,401
  Purchased mortgage-backed
   securities held to
   maturity at cost                375,632       395,887      411,881
  Mortgage-backed securities
   with recourse held to
   maturity at cost (a)          1,719,982     1,889,322    2,083,852
  Loans held for sale               52,325        55,899      107,692
  Loans held in portfolio
   less allowance for loan
   losses (a)                  100,506,854    94,259,118   86,471,707
                            --------------- ------------- ------------
    Total Loans Receivable
     and Mortgage-Backed
     Securities                102,669,231    96,616,141   89,093,533
  Interest earned but
   uncollected                     248,073       233,257      203,145
  Investment in capital
   stock of Federal Home
   Loan Banks at cost which
   approximates fair value       1,563,276     1,484,560    1,318,642
  Foreclosed real estate            11,461         8,815        9,885
  Premises and equipment,
   net                             391,523       378,769      376,501
  Other assets                     338,171       322,662      320,381
                            --------------- ------------- ------------
                              $106,888,541  $100,247,627  $93,158,302
                            =============== ============= ============

LIABILITIES and
STOCKHOLDERS' EQUITY
  Deposits                     $52,965,311   $51,666,515  $48,611,353
  Advances from Federal Home
   Loan Banks                   33,781,895    32,017,135   28,712,498
  Securities sold under
   agreements to repurchase      3,900,000     3,650,179    3,470,761
  Bank notes                     2,709,895       869,154    1,786,668
  Senior debt                    5,291,840     3,997,707    2,989,726
  Taxes on income                  561,772       611,997      587,357
  Other liabilities                402,952       544,153      434,178
  Stockholders' equity           7,274,876     6,890,787    6,565,761
                            --------------- ------------- ------------
                              $106,888,541  $100,247,627  $93,158,302
                            =============== ============= ============

Book value per common share         $23.73        $22.51       $21.49
Common shares outstanding      306,524,716   306,102,778  305,498,422



                                               Mar. 31      Dec. 31
                                                2004         2003
                                             ------------ ------------
ASSETS
  Cash                                          $248,710     $260,823
  Securities available for sale at fair value  1,123,463    1,879,443

  Purchased mortgage-backed securities
     available for sale at fair value             19,895       22,071
  Purchased mortgage-backed securities
     held to maturity at cost                    437,580      433,319
  Mortgage-backed securities with recourse
     held to maturity at cost (a)              2,342,210    3,650,048
  Loans held for sale                            157,666      124,917
  Loans held in portfolio less allowance for
   loan losses (a)                            80,121,686   74,080,661
                                             ------------ ------------
     Total Loans Receivable and Mortgage-
      Backed Securities                       83,079,037   78,311,016
  Interest earned but uncollected                191,475      183,761
  Investment in capital stock of Federal Home
   Loan Banks at cost which approximates fair
   value                                       1,203,589    1,152,339
  Foreclosed real estate                          13,348       13,904
  Premises and equipment, net                    367,579      360,327
  Other assets                                   377,570      388,277
                                             ------------ ------------
                                             $86,604,771  $82,549,890
                                             ============ ============

LIABILITIES and
STOCKHOLDERS' EQUITY
  Deposits                                   $47,383,623  $46,726,965
  Advances from Federal Home Loan Banks       24,805,930   22,000,234
  Securities sold under agreements to
   repurchase                                  2,672,049    3,021,385
  Bank notes                                   2,504,917    3,015,854
  Senior debt                                  1,989,944      991,257
  Taxes on income                                627,431      561,406
  Other liabilities                              377,018      285,521
  Stockholders' equity                         6,243,859    5,947,268
                                             ------------ ------------
                                             $86,604,771  $82,549,890
                                             ============ ============

Book value per common share                       $20.47       $19.55
Common shares outstanding                    304,984,278  304,238,216


(a) During the first quarter of 2004, the Company desecuritized $1 billion of Mortgage-backed securities with recourse held to maturity and the underlying loans were transferred to Loans Held in Portfolio.



          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
                    QUARTERLY FINANCIAL HIGHLIGHTS
                              (Unaudited)
            (Dollars in thousands except per share figures)



                                        For the Quarter Ended
                                --------------------------------------
                                  Dec. 31      Sep. 30      Jun. 30
                                   2004         2004         2004
                                ------------ ------------ ------------

Net interest income                $691,536     $665,129     $642,686
Provision for loan losses             2,571          197          392
Noninterest income                   81,364       71,605       81,147
Noninterest expense                 222,619      210,460      207,533
                                ------------ ------------ ------------
Earnings before taxes on income     547,710      526,077      515,908
Taxes on income (a)                 209,209      201,299      199,190
                                ------------ ------------ ------------
Net earnings                       $338,501     $324,778     $316,718
                                ============ ============ ============

Basic EPS                             $1.11        $1.06        $1.04
Diluted EPS                           $1.09        $1.05        $1.02

Average common shares
 outstanding                    306,312,759  305,706,406  305,304,064
Average diluted common shares
 outstanding                    311,179,468  310,573,378  310,427,096

Number of shares repurchased and
 retired                                  0            0            0
Cost of shares repurchased               $0           $0           $0
Remaining number of shares
 authorized for repurchase       18,656,358   18,656,358   18,656,358

Ratios: (b)
  Net earnings / average
   stockholders' equity (ROE)         19.14%       19.31%       19.79%
  Net earnings / average assets
   (ROA)                               1.31%        1.34%        1.41%
  Net interest margin (c)              2.70%        2.78%        2.91%
  General and administrative
   expense / average assets             .86%         .87%         .93%
  Efficiency ratio (d)                28.80%       28.57%       28.67%

Loan loss reserve                  $290,110     $290,079     $289,996
Net loan chargeoffs (recoveries)     $2,540         $114        $(253)

Stockholders' equity / total
 assets                                6.81%        6.87%        7.05%

Total deposit net activity       $1,298,796   $3,055,162   $1,227,730



                                              For the Quarter Ended
                                           ---------------------------
                                              Mar. 31       Dec. 31
                                               2004          2003
                                           ------------- -------------

Net interest income                            $619,254      $584,692
Provision for loan losses                           241         1,802
Noninterest income                               59,807        72,598
Noninterest expense                             199,514       192,572
                                           ------------- -------------
Earnings before taxes on income                 479,306       462,916
Taxes on income (a)                             179,582       172,261
                                           ------------- -------------
Net earnings                                   $299,724      $290,655
                                           ============= =============

Basic EPS                                         $0.98         $0.96
Diluted EPS                                       $0.97         $0.94

Average common shares outstanding           304,547,274   304,003,156
Average diluted common shares outstanding   310,081,162   309,661,218

Number of shares repurchased and retired              0             0
Cost of shares repurchased                           $0            $0
Remaining number of shares authorized for
 repurchase                                  18,656,358    18,656,358

Ratios: (b)
  Net earnings / average stockholders'
   equity (ROE)                                   19.65%        20.09%
  Net earnings / average assets (ROA)              1.42%         1.47%
  Net interest margin (c)                          2.99%         3.01%
  General and administrative expense /
   average assets                                   .95%          .97%
  Efficiency ratio (d)                            29.38%        29.30%

Loan loss reserve                              $289,351      $289,937
Net loan chargeoffs (recoveries)                   $827          $814

Stockholders' equity / total assets                7.21%         7.20%

Total deposit net activity                     $656,658      $581,917



(a) The Company's effective tax rate may fluctuate from quarter to quarter due to various state tax matters, particularly changes in the volume of business activity in the various states in which the Company operates.
(b) Ratios are annualized by multiplying the quarterly computation by four. Averages are computed by adding the beginning balance and each monthend balance during the quarter and dividing by four.
(c) Net interest margin is net interest income divided by average earning assets.
(d) Efficiency ratio is general and administrative expense divided by the sum of net interest income and noninterest income.



          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
                         OTHER FINANCIAL DATA
                              (Unaudited)
                        (Dollars in thousands)


                                        For the Quarter Ended
                               ---------------------------------------
                                  Dec. 31      Sep. 30      Jun. 30
                                   2004         2004         2004
                               ------------- ------------ ------------
AVERAGE BALANCES  (a)
 Cash and investments            $1,442,083   $1,680,206   $1,650,596
 Loans receivable and mortgage-
  backed securities              99,698,762   92,976,928   85,818,380
 Investment in capital stock of
  Federal Home Loan Banks         1,521,608    1,413,980    1,245,010
 Deposits                        52,317,613   50,229,774   47,798,007
 Advances from Federal Home
  Loan Banks                     32,754,803   30,684,256   26,735,540
 Securities sold under
  agreements to repurchase        3,900,045    3,590,338    3,021,646
 Other borrowings                 6,373,852    4,604,075    4,654,051
 Stockholders' equity             7,073,030    6,729,240    6,401,862

Total Average Assets            103,634,158   96,997,990   89,649,483
Average Earning Assets          102,371,618   95,778,195   88,389,797
Average Interest-Bearing
 Liabilities                     95,346,313   89,108,443   82,209,244


LOAN BALANCE AND ACTIVITY
 Loans receivable and mortgage-
  backed securities            $102,669,231  $96,616,141  $89,093,533
 Adjustable rate loans
  receivable and mortgage-
  backed securities              99,730,701   93,426,505   85,731,774

 New real estate loans
  originated                    $13,083,888  $14,071,739  $12,439,588
 New adjustable rate mortgages
  as a percentage of new real
  estate loans originated                99%          99%          99%
 New refinanced mortgages as a
  percentage of new real estate
  loans originated                       75%          69%          71%


LOANS SOLD AND SERVICED DATA
 Loan sales                         $97,096      $99,405     $224,874
 Loans serviced for others        4,537,024    4,812,072    5,095,475
 Balance of capitalized
  mortgage servicing rights        53,234(b)    63,763(b)      76,217


NONPERFORMING ASSETS
 Loans and MBS 90 days or more
  past due                         $332,329     $346,585     $368,502
 Foreclosed real estate              11,461        8,815        9,885
                               ------------- ------------ ------------
    Total nonperforming assets     $343,790     $355,400     $378,387
                               ============= ============ ============


Ratio of nonperforming assets
 (NPAs) to total assets                 .32%         .35%         .41%
Ratio of troubled debt
 restructured (TDRs) to total
 assets                                 .00%         .00%         .00%
Ratio of NPAs and TDRs to total
 assets                                 .33%         .36%         .41%


SPREAD DATA
 Yield on loan portfolio               4.75%        4.59%        4.50%
 Yield on interest-earning
  investments                          2.08%        1.90%        1.35%
 Yield on interest-earning
  assets                               4.73%        4.57%        4.46%

 Cost of deposits                      2.08%        1.97%        1.88%
 Cost of borrowings                    2.38%        1.87%        1.43%
 Cost of funds                         2.22%        1.93%        1.69%

Yield on interest-earning
 assets less cost of funds
 (Primary Spread) at quarterend        2.51%        2.64%        2.77%

Average Primary Spread for the
 quarter                               2.60%        2.70%        2.86%



                                              For the Quarter Ended
                                            --------------------------
                                               Mar. 31      Dec. 31
                                                2004         2003
                                            ------------- ------------
AVERAGE BALANCES  (a)
 Cash and investments                         $1,641,994   $1,409,734
 Loans receivable and mortgage-backed
  securities                                  80,498,053   75,544,443
 Investment in capital stock of Federal Home
  Loan Banks                                   1,165,153    1,146,948
 Deposits                                     47,029,050   46,448,866
 Advances from Federal Home Loan Banks        23,231,041   20,642,344
 Securities sold under agreements to
  repurchase                                   2,558,780    1,921,788
 Other borrowings                              4,351,662    3,219,452
 Stockholders' equity                          6,100,369    5,787,207

Total Average Assets                          84,252,424   79,029,081
Average Earning Assets                        82,963,346   77,773,138
Average Interest-Bearing Liabilities          77,170,533   72,232,450


LOAN BALANCE AND ACTIVITY
 Loans receivable and mortgage-backed
  securities                                 $83,079,037  $78,311,016
 Adjustable rate loans receivable and
  mortgage-backed securities                  79,889,765   75,238,723

 New real estate loans originated             $9,393,862  $10,905,670
 New adjustable rate mortgages as a
  percentage of new real estate loans
  originated                                          98%          98%
 New refinanced mortgages as a percentage of
  new real estate loans originated                    72%          70%


LOANS SOLD AND SERVICED DATA
 Loan sales                                     $131,589     $401,091
 Loans serviced for others                     5,438,165    5,764,986
 Balance of capitalized mortgage servicing
  rights                                          82,503       88,967


NONPERFORMING ASSETS
 Loans and MBS 90 days or more past due         $399,904     $410,064
 Foreclosed real estate                           13,348       13,904
                                            ------------- ------------
    Total nonperforming assets                  $413,252     $423,968
                                            ============= ============


Ratio of nonperforming assets (NPAs) to
 total assets                                        .48%         .51%
Ratio of troubled debt restructured (TDRs)
 to total assets                                     .01%         .00%
Ratio of NPAs and TDRs to total assets               .48%         .51%


SPREAD DATA
 Yield on loan portfolio                            4.58%        4.61%
 Yield on interest-earning investments              1.05%         .93%
 Yield on interest-earning assets                   4.55%        4.54%

 Cost of deposits                                   1.85%        1.85%
 Cost of borrowings                                 1.32%        1.37%
 Cost of funds                                      1.63%        1.67%

Yield on interest-earning assets less cost
 of funds (Primary Spread) at quarterend            2.92%        2.87%

Average Primary Spread for the quarter              2.90%        2.91%



(a) Averages are computed by adding the beginning balance and each monthend balance during the quarter and dividing by four.
(b) Includes a yearend impairment reserve of $7.3 million which resulted from a fourth quarter after-tax charge of $1.8 million and a third quarter after-tax charge of $2.7 million.


    CONTACT: Golden West Financial Corporation
             William C. Nunan, 510-446-3614